EXHIBIT 10.4

AMENDMENT NO. 1
TO
TAX RECEIVABLE AGREEMENT

This Amendment No. 1 to the Tax Receivable Agreement (this “Amendment”), dated December 17, 2024, is by and among Excelerate Energy, Inc., a Delaware corporation (Excelerate Energy, Inc. and each of its Subsidiaries that is classified as a corporation of U.S. federal income tax purposes (other than any such Subsidiary that is a Subsidiary of the Company), and each successor thereto, the “Corporation”), Excelerate Energy Limited Partnership, a Delaware limited partnership (the “Company”), each of the TRA Holders, and the TRA Representative (collectively, the “Parties”).

RECITALS

WHEREAS, on April 18, 2022, the Parties entered into that certain Tax Receivable Agreement (the “TRA”);

WHEREAS, pursuant to the definition of “LIBOR” set froth in Article VII of the TRA, the TRA may be amended solely with the consent of the Corporation, the Company and the TRA Representative to establish and apply a Replacement Rate for all purposes under the TRA; and

WHEREAS, the Corporation, the Company and the TRA Representative wish to amend the TRA to establish and apply a Replacement Rate for all purposes under the TRA as set forth in this Amendment.

NOW THEREFORE, for and in consideration of the mutual consideration and covenants contained herein and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the TRA.

2. Establishment of Replacement Rate. The Corporation, the Company and the TRA Representative have determined, as allowed under the TRA, to establish SOFR as the Replacement Rate which rate shall replace LIBOR for all purposes under the TRA. Pursuant to the TRA, SOFR shall be applied in a manner consistent with market practice; provided, that in each case, to the extent such market practice is not administratively feasible for the Corporation, SOFR shall be applied as otherwise reasonably determined by the Corporation and the TRA Representative.

3. Amendments to TRA.

(a) To establish and apply SOFR as the Replacement Rate for all purposes under the TRA, and with application from and as of March 31, 2023, the definition of “LIBOR” set forth in Article VII of the TRA is hereby deleted in its entirety and the following definitions are hereby added to Article VII:

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Term SOFR” means the Term SOFR Reference Rate for a 12 month tenor on the day that is two U.S. Government Securities Business Days prior to the applicable due date (such day, the “Periodic Term SOFR Determination Day”), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, that in no event shall Term SOFR be less than zero percent (0%).

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Corporation, the Company and the TRA Representative in their reasonable judgment).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(b) The following definitions shall be deleted and replaced in their entirety as follows:

“Agreed Rate” means SOFR plus 300 basis points.

“Default Rate” means SOFR plus 500 basis points.

“Early Termination Rate” means the lesser of (i) 6.5% and (ii) SOFR plus 400 basis points.

3. Effect of Amendment. This Amendment shall form a part of the TRA for all purposes, and each party to the TRA shall be bound hereby. Any reference to the TRA shall be deemed a reference to the TRA as amended hereby. In the event of any conflict or inconsistency between the TRA and this Amendment, this Amendment shall prevail and control. This Amendment shall be deemed to be in full force and effect from and after the date hereof.

4. Governing Law. THIS AMENDMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).

5. Entire Agreement. This Amendment constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof; provided, that, except as amended hereby, each term and condition of the TRA shall continue in full force and effect. This Amendment is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which, taken together, will be considered one and the same agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

CORPORATION:

Excelerate Energy, Inc.

By:	/s/ Steven Kobos
Name: Steven Kobos
Title: President and Chief Executive Officer

COMPANY:

Excelerate Energy Limited Partnership

By: Excelerate Energy, Inc., its

general partner

By:	/s/ Steven Kobos
Name: Steven Kobos
Title: President and Chief Executive Officer

TRA REPRESENTATIVE:

Excelerate Energy Holdings, LLC

By: Kaiser-Francis Management Company LLC, its manager

By:	/s/ Robert Waldo
Name: Robert Waldo
Title: President

TRA HOLDERS:

Excelerate Energy Holdings, LLC

By: Kaiser-Francis Management Company LLC, its manager

By:	/s/ Robert Waldo
Name: Robert Waldo
Title: President

George Kaiser Family Foundation

By:	/s/ Frederic Dorwart
Name: Frederic Dorwart
Title: President

Signature Page to Amendment No. 1 to Tax Receivable Agreement